UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: August 16, 2019
(Date of earliest event reported)

CRAY INC.
(Exact name of Registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

901 Fifth Avenue, Suite 1000
Seattle,	WA
(Address of principal executive offices)

98164
(Zip Code)
(206) 701-2000
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CRAY	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

 Item 8.01. Other Events.
Regulatory Approval Required for the Merger
On August 16, 2019, the waiting period for the previously announced pending acquisition (the “merger”) of Cray Inc. (“Cray”) by Hewlett Packard Enterprise Company (“HPE”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expired.
As previously disclosed, the German Federal Cartel Office terminated the applicable waiting period for the merger in Germany on August 8, 2019, and the Austrian Federal Competition Authority granted clearance with respect to the merger on August 12, 2019.

The receipt of such antitrust clearance and the expiration of such waiting periods were some of the conditions to the closing of the merger as specified in the Agreement and Plan of Merger, dated as of May 16, 2019 (the “Merger Agreement”), by and among HPE, Canopy Merger Sub, Inc., a wholly owned subsidiary of HPE, and Cray.
The closing of the merger is subject to approval by Cray’s shareholders and the satisfaction of certain other closing conditions set forth in the Merger Agreement, including the receipt of antitrust clearances or expiration of the requisite waiting periods in Japan and South Korea.
The foregoing information should be read in conjunction with the definitive proxy statement filed with the Securities and Exchange Commission on June 25, 2019 with respect to the special meeting of Cray’s shareholders scheduled to be held on August 27, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAY INC.

Date: August 20, 2019	By:	/s/ Michael C. Piraino
Michael C. Piraino Senior Vice President, General Counsel and Corporate Secretary